EXHIBIT 10.4

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and effective as of the 1st of February, 2008 (the “Effective Date”), by and between KM Casey No1, LTD (hereinafter referred to as “Consultant”) and ALL Fuels and Energy Company (hereinafter referred to as “Company”).

      WHEREAS, the Consultant is hired to provide Business Advisory Services to the Company; and

      WHEREAS, upon execution by both parties, this Agreement will replace the previous agreement executed on October 15th, 2007 however, any compensation earned under the October 15th, 2007 agreement up through the date of this Agreement will still be owed to the Consultant; and

      WHEREAS, the Consultant is willing to enter into an agreement with the Company upon the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

      1. Term. Subject to the terms and conditions hereof, the term of engagement of the Consultant under this Consulting Agreement shall be for the period commencing on January 23, 2008 (the “Commencement Date”) and terminating on July 22, 2008, unless sooner terminated as provided in accordance with the provisions of Section 5 hereof. (Such term of this agreement is herein sometimes called the “Retained Term”).

      2. Consulting Duties. As of the Commencement Date, the Company hereby agrees to retain the Consultant to provide Business Advisory Services as may be requested by the Company during the term hereof.

3. Compensation and Benefits During the Engagement Term.

         1. Reimbursement. The Company agrees to reimburse Consultant for all reasonable ordinary and necessary business and travel related expenses upon pre-approved authorization.

         2. Restricted Stock. The Consultant shall receive 500,000 shares of the Company’s common stock upon execution of this agreement. Such shares shall be deemed fully earned and are not tied to any performance criteria during the entire term of the Agreement.

         3. Fees. The Company agrees to pay for any and all fees and expenses that are incurred by the Consultant on the Company’s behalf. Such expenses are to be paid upon the 5th day of being presented to the Company by the Consultant.

         4. Funding Fee. The Consultant will receive 5% of the gross proceeds raised pursuant to an introduction made by the Consultant. The Funding Fee will be paid 1% in cash and 4% in the Company’s common stock valued at the time of closing of each funding. The Company and Consultant have agreed to a fee of 350,000 Warrants at a $0.10 exercise price for the introduction by the Consultant to Cornell / YA Advisors subject to the closing of a funding by Cornell to the Company.

      All stock and warrants issued pursuant to this Agreement will have “piggy-back” registration rights. The Company shall not withhold authorization to issue a legal opinion pursuant to Rule 144 for any reason. Such opinion is to be issued within 5 days of the request by the Consultant. In the event the warrants are not registered they will be deemed cashless and will be able to be exercised pursuant to Rule 144.

4. Termination.

         1. Consultant's engagement under the Agreement may be terminated by the Company for any reason.

         2. Effects of Termination. In the event that the Agreement is terminated by the Company or upon expiration of the term of the Agreement, neither the Consultant nor the Company shall have any further obligations hereunder except for (a) obligations occurring prior to the date of termination, and (b) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of the Agreement.

         3. Notwithstanding the above, all compensation under Section 3.b is deemed fully earned upon the execution of this Agreement and is not subject to any conditions from the termination of this Agreement in any manner.

      5. Arbitration. If a dispute should arise regarding this Agreement, all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration of a single arbitrator, which is mutually agreed upon, in Houston, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Arbitration shall be initiated by written demand. This Agreement to arbitrate shall be specifically enforceable only in the District Court of Harris County, Texas. A decision of the arbitrator shall be final, conclusive and binding on the Company and the Consultant, and judgment may be entered in the District Court of Harris County, Texas, for enforcement and other benefits. On appointment, the arbitrator shall then proceed to decide the arbitration subjects in accordance with the Rules. Any arbitration held in accordance with this paragraph shall be private and confidential. The matters submitted for arbitration, the hearings and proceedings and the arbitration award shall be kept and maintained in strictest confidence by Consultant and the Company and shall not be discussed, disclosed or communicated to any persons. On request of any party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrator and any judgment enforcing an award. The prevailing party shall be entitled to recover reasonable and necessary attorneys' fees and costs from the non-prevailing party.

      6. Survival. In the event that this Agreement shall be terminated, then notwithstanding such termination, the obligations of Consultant pursuant to Section 6 of this Agreement shall survive such termination.

      7. Contents of Agreement, Parties in Interest, Assignment, etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in part by Consultant. This Agreement shall not be amended except by a written instrument duly executed by the parties.

      8. Severability; Construction. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      9. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally; or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested; or one (1) day after dispatch by overnight courier service; in each case, to the party to whom the same is so given or made:

      If to the Company addressed to:

      ALL Fuels and Energy Company

      6165 NW 86th St.

      Johnston, IA, 50131

      Attn: Chief Executive Officer

      If to Consultant addressed to:

      KM Casey No1, LTD

      3 West Broad Oaks

      Houston, Texas 77056

      Attn: Kevan Casey

      or to such other address as the one party shall specify to the other party in writing.

      10. Counterparts and Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

      11. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, the laws of the State of Texas, without regard to the conflict of laws provisions thereof. Venue of any dispute concerning this Agreement shall be exclusively in Harris County, Texas.

      12. Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

KM CASEY NO1, LTD

/s/

Kevan Casey

ALL FUELS AND ENERGY CORPORATION

/s/

Dean Sukowatey, Chief Executive Officer